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                                                                   EXHIBIT 5.01

                                October 23, 2000



Invivo Corporation
4900 Hopyard Road, Suite 210
Pleasanton, CA  94588

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by INVIVO CORPORATION, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about October 18, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 200,000 shares of the Company's Common Stock (the "STOCK") subject to issuance by the Company upon the exercise of stock options granted under the Company's 1994 Stock Option Plan, as amended (the "1994 PLAN"), pursuant to an amendment to the 1994 Plan approved by the stockholders of the Company on December 9, 1999 increasing the available shares of Common Stock of the Company by 200,000 shares (the "AMENDMENT"). In rendering this opinion, we have examined the following.

         (1) the Company's amended Certificate of Incorporation, certified by the Delaware Secretary of State on October 17, 2000.

         (2) the Company's Bylaws, certified by the Company's Secretary on October 18, 2000.

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

         (4) the Prospectus prepared in connection with the Registration Statement.

         (5) the minutes of a meeting of the Board of Directors of the Company dated September 16, 1999 and of the stockholders of the Company dated December 9, 1999 in each case at which the Amendment was approved.

         (6) written confirmation as of a recent date from the Company's transfer agent as to the number of shares of the Company's common stock that are issued and outstanding and the Company's statement of the aggregate number of options to purchase capital stock of the Company that are issued and outstanding.

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents


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Invivo Corporation
October 23, 2000
Page 2



submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         Based upon the foregoing, it is our opinion that the 200,000 shares of Stock subject to the Amendment that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 1994 Plan, when issued, sold and delivered in accordance with the 1994 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.



                                             Very truly yours,

                                             FENWICK & WEST LLP


                                             By: ______________________________